Exhibit 10.65

PRC AMENDMENT

TO THE SECOND AMENDMENT TO THE LICENSE AGREEMENT

This amendment to the Second Amendment to The License Agreement (herein referred to as the “PRC Amendment”) is effective December 31, 2018 (“Effective Date”) by and between Cytocom, Inc., a for profit corporation duly organized and existing under the laws of the Commonwealth of Delaware, having an office at 3001 Aloma Ave, Winter Park, FL 32792 (“CYTO”), and Immune Therapeutics, Inc., a Florida Corporation, having an office at 2431 Aloma Ave #124 Winter Park, FL 32792 (“IMUN and or Company or Licensee”). CYTO and Licensee may each be referred to individually as “Party” and collectively as “Parties”.

WITNESSETH

WHEREAS, the Parties entered into a certain amended License Agreement effective May 1, 2018 (the “License Agreement”), that replaced in its entirety the original license agreement between the parties dated September 30, 2014;

WHEREAS, effective December 31, 2018, the Parties entered into the Second Amendment to the License Agreement (“Second Amendment”) to clarify, among other things, that the “Territory” of the License Agreement includes “the Republic of China”; and

WHEREAS, the Parties have decided to effect a minor amendment for the avoidance of confusion by stating clearly that the parties intended to refer to the People’s Republic of China in stating “the Republic of China” in the Second Amendment and did not intend that such reference refer to The Republic of China, also known as Taiwan;

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein and for good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Replacement of Country Reference. In Section 1.1 of the Second Amendment the parties hereby replace the country reference of “the Republic of China” with “the People’s Republic of China” so that the “Territory” of the License Agreement properly reflects the intent of the parties and avoids confusion.

2. Interpretation. Except for this clarifying amendment as to the above country reference, all terms and conditions set forth in the License Agreement by action of this PRC Amendment shall remain unchanged and in full force and effect.

3. Entire Agreement. This PRC Amendment, in conjunction with the License Agreement and subsequent amendments, constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes any prior understandings, agreements or representations between the Parties, written or oral, relating to the subject matter hereof.

4. Counterparts. This PRC Amendment may be executed in any number of duplicate counterparts, each of which shall be deemed to be an original as against a Party whose signature appears thereon, and each of which shall together constitute one and the same instrument. Any duplicate counterpart signature page delivered by electronic means or by facsimile transmission shall be deemed to have the same force and effect as an originally executed signature page.

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IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have each caused a duly authorized representative to execute this Fourth Amendment on the day and year set forth below.

LICENSEE:		LICENSOR:
Immune Therapeutics, Inc.		Cytocom, Inc.

By:	/s/ Kevin Phelps	By:	/s/ Michael Handley
Name:	Kevin Phelps	Name:	Michael Handley
Title:	Chief Executive Officer	Title:	President
Date:	May 12, 2020	Date:	May 12, 2020